Exhibit 10.2
2014 OMNIBUS INCENTIVE PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of May 1, 2026 (the “Grant Date”), is made by and between Triumph Financial, Inc., a Texas corporation (the “Company”), and [[FIRSTNAME]] [[LASTNAME]] (“Participant”). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Triumph Financial, Inc. 2014 Omnibus Incentive Plan (the “Plan”), pursuant to which this Award is granted.
WHEREAS, the Company has adopted the Plan to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants and to provide the Company and its Subsidiaries and Affiliates with a means of providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in shareholder value; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant Participant an award of Restricted Stock Units (“RSUs”) on the terms and subject to the conditions set forth in this Agreement and the Plan.
NOW THEREFORE, in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.Grant of RSU Award.
(a)Grant. The Company hereby grants to Participant an award (the “RSU Award”) of
[[SHARESGRANTED]] RSUs, on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan. Each RSU represents the right to receive one Share on the terms, and subject to the conditions, set forth in this Agreement.
(b)Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.
2.Vesting; Delivery of Shares.
(a)Generally Except as may otherwise be provided herein, the RSU Award shall become earned, vested and nonforfeitable on May 1, 2027 (the “Vesting Date”).
(b)Vesting upon Death or Disability. If Participant dies or becomes Disabled prior to the Vesting Date, the RSU Award shall immediately become earned, vested and non-forfeitable as of the date of Termination of Service.

(c)Other Termination of Service. If Participant incurs a Termination of Service prior to the Vesting Date for any reason other than as set forth in Section 2(b) above, then a portion of the RSU Award, calculated by multiplying the number of RSUs subject to the RSU Award by a fraction, the numerator of which is equal to the number of days during the one year period from the Grant Date to the Vesting Date that have elapsed prior to such Termination of Service, and the denominator of which is three hundred sixty five (365), shall become earned, vested and non-forfeitable as of the date of Termination of Service.
3.Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of Participant for federal income tax purposes with respect to any RSUs, Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state and local income and employment taxes that are required by applicable laws and regulations to be withheld with respect to such amount. Participant may direct the Company, to the extent permitted by law and as may be authorized by the Committee or as may otherwise be permitted under Section 14(d) of the Plan, to deduct any such taxes from any payment otherwise due to Participant, including the delivery of Shares of Common Stock that gives rise to the withholding requirement. The Company’s obligation to deliver the Shares underlying RSUs (or to make a book entry or other electronic notation indicating ownership of the Shares), is subject to the condition precedent that Participant either pay or provide for the amount of any such withholding.
4.Settlement of RSU Award. Vested RSUs shall be settled by the issuance of Shares within thirty (30) days following the Vesting Date, except that (a) if Participant dies or becomes Disabled or (b) if Participant incurs a Termination of Service prior to such date as set forth in Section 2(c), vested RSUs shall be settled by the issuance of Shares within thirty (30) days following such event.
5.Dividend Equivalent Units. If the Company declares a cash dividend on its Common Stock, Participant will be entitled to be credited with dividend equivalent units equal to (i) the amount of such dividend declared and paid with respect to one Share, multiplied by (ii) the total number of unvested RSUs plus the number of dividend equivalent units previously credited with respect to such unvested RSUs, that are outstanding on the applicable dividend record date with respect to such dividend payment date, divided by (iii) the Fair Market Value of a Share on the dividend payment date. Dividend equivalent units will not be credited with interest. Each dividend equivalent unit represents the right to receive one Share and will become vested to the same extent as the underlying RSUs and settled at the same time as the underlying RSUs.

6.Transferability; Rights as a Stockholder. The RSU Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, its Subsidiaries and its Affiliates; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. Until the issuance of the Shares subject to this RSU Award (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of Common Stock shall exist with respect to this Award.

7.Adjustment. In the event of any event described in Section 3(c) of the Plan occurring after the Grant Date and while any portion of the RSU Award remains outstanding, the adjustment provisions as provided for under Section 3(c) of the Plan shall apply to the unvested portion of such RSU Award.
8.Miscellaneous.
(a)Waiver and Amendment. The Committee may unilaterally amend the terms of this Agreement and the RSU Award granted thereunder; provided that no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to this Agreement and the RSU Award granted thereunder, except such an amendment made to cause the Plan, this Agreement, or the RSU Award granted thereunder to comply with applicable law, Applicable Exchange listing standards, or accounting rules. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(b)Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be registered or certified by first-class mail, return receipt requested, facsimile, courier service or personal delivery:
if to the Company to:
Triumph Financial, Inc.
12700 Park Central Drive, Suite 1700
Dallas, TX 75251
Facsimile: (214) 237-3197 Attention: General Counsel
if to Participant: at the address last on the records of the Company.
All such notices, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) when delivered by courier, if delivered by commercial courier service; (iii) five business days after being deposited in the mail, postage prepaid, if mailed; and (iv) when receipt is mechanically acknowledged, if by facsimile.
(c)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(d)No Rights to Service. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(e)Beneficiary. Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with the Company. The last such designation received by the Company shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Company prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his or her spouse or, if Participant is unmarried at the time of death, his or her estate.
(f)Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.
(g)Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.
(h)Bound by the Plan. By signing this Agreement, Participant acknowledges that he or she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.
(i)Governing Law. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Texas without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Texas.
(j)Section 409A. Section 13 of the Plan is hereby incorporated by reference herein and shall apply to this Agreement as if set forth herein, mutatis mutandis.
(k)Headings. The headings of the Sections of this Agreement are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(l)Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
9.Compliance with Legal Requirements. The grant of the RSU Award and any other obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Shares as the Committee may consider appropriate and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
TRIUMPH FINANCIAL, INC.
By:          Name: Adam Nelson
Title: EVP and General Counsel

PARTICIPANT

_ [[SIGNATURE]] __ ____ ____
[[FIRSTNAME]] [[LASTNAME]]

[Signature Page to 2026 RSU Award Agreement]